Exhibit 21.1

PRINCIPAL SUBSIDIARIES AT SEPTEMBER 30, 2014

Name	Country	Percentage Interest Held
NAFTA Segment
Chrysler Group LLC	USA (Delaware)	100.00(1)
Chrysler Canada Inc.	Canada	100.00(1)
Chrysler de Mexico SA. de C.V.	Mexico	100.00(1)
LATAM Segment
Fiat Automoveis SA. - FIASA	Brazil	100.00
Banco Fidis S.A.	Brazil	100.00
Chrysler de Venezuela LLC	USA (Delaware)	100.00(1)
Fiat Auto Argentina S.A.	Argentina	100.00
APAC Segment
Chrysler Australia Pty. Ltd.	Australia	100.00(1)
Chrysler Group (China) Sales Co. Ltd.	People’s Republic of China	100.00(1)
EMEA Segment
Fiat Group Automobiles S.p.A.	Italy	100.00
Sata-Società Automobilistica Tecnologie Avanzate S.p.A.	Italy	100.00
Fiat Automobiles Serbia Doo Kragujevac	Serbia	66.67
Chrysler Russia SAO	Russia	100.00(1)
Chrysler South Africa (Pty) Limited	South Africa	100.00(1)
Fiat Auto Poland S.A.	Poland	100.00
Fiat Group Automobiles Germany AG	Germany	100.00
Fiat Group Automobiles UK Ltd	United Kingdom	100.00
Fiat Powertrain Technologies Poland Sp. z o.o.	Poland	100.00
Fidis S.p.A.	Italy	100.00
Luxury Brands
Ferrari S.p.A.	Italy	90.00
Ferrari Financial Services, Inc.	USA (Delaware)	81.00
Ferrari North America Inc.	USA (Delaware)	90.00
Ferrari Financial Services AG	Germany	81.00
Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd.	People’s Republic of China	72.00(3)
Maserati S.p.A.	Italy	100.00
Maserati North America Inc.	USA (Delaware)	100.00
Components
Magneti Marelli S.p.A.	Italy	99.99(2)
Automotive Lighting LLC	USA (Delaware)	99.99
Automotive Lighting Reutlingen Gmbh	Germany	99.99
Magneti Marelli Sistemas Automotivos Industria e Comercio Ltda	Brazil	99.99
Teksid S.p.A.	Italy	84.79
Comau S.p.A.	Italy	100.00
Comau Inc.	USA (Michigan)	100.00
Holding Companies and Other Companies
Fiat North America LLC	USA (Delaware)	100.00
Fiat Finance S.p.A.	Italy	100.00
Fiat Finance and Trade Ltd S.A.	Luxembourg	100.00
Fiat Finance North America Inc.	USA (Delaware)	100.00
Neptunia Assicurazioni Marittime S.A.	Switzerland	100.00

(1)	On January 21, 2014, we acquired the remaining 41.5 percent of Chrysler that we did not previously own. See “—Business History of the Fiat Group.”
(2)	Fiat holds 100 percent of the voting interest in Magneti Marelli S.p.A.
(3)	In August 2014 Ferrari S.p.A. acquired an additional 21 percent in the share capital of Ferrari Maserati Cars International Trading (Shanghai) Co. Ltd. increasing its interest from 59 percent to 80 percent (the Group’s interests increased from 53.10 percent to 72 percent).